Exhibit 5.3

Opinion of Anne Gill Kelly, Esq.

[Ambac Letterhead]

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

January 16, 2008

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

Re:	Ambac Financial Group, Inc. Post-Effective Amendment No. 2 to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-131888)

Ladies and Gentlemen:

This opinion is furnished by me as Managing Director, Secretary and Assistant General Counsel for Ambac Financial Group, Inc., a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 2 to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-131888), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 16, 2006 and amended by Post-Effective Amendment No. 1 thereto, filed on February 6, 2007 (as so amended, the “Registration Statement”). Post-Effective Amendment No. 2 to the Registration Statement is being filed to register the Depositary Shares, the Stock Purchase Contracts and the Stock Purchase Units (each, as defined below) and to file the required related exhibits to the Registration Statement. The Registration Statement, as amended, relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of (i) junior subordinated debt securities, in one or more series (the “Junior Subordinated Debt Securities”), which may be issued under the Junior Subordinated Indenture, dated as of February 12, 2007, between the Company and The Bank of New York, as trustee (the “Junior Subordinated Debt Indenture” and the trustee thereunder, the “Trustee”), which shall be filed as Exhibit 4.4 to the Registration Statement; (ii) senior debt securities, in one or more series (the “Senior Debt Securities” and together with the Junior Subordinated Debt Securities, the “Debt Securities”), which may be issued under the Indenture, dated as of February 15, 2006, between the Company and the Trustee, filed as Exhibit 4.1 to the Registration Statement; (iii) shares of preferred stock, $0.01 par value (the “Preferred Stock”), in one or more series; (iv) shares of common stock, $0.01 par value per share (“Common Stock”); (v) warrants (“Warrants”) to purchase Debt Securities, Preferred Stock or Common Stock to be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (the “Warrant Agent” or “Warrant Agents”); (vi) depositary shares (“Depositary Shares”) which will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary thereto (the “Depositary”); (vii) stock purchase contracts (“Stock Purchase Contracts”) which will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) between the Company and the stock purchase contract agent party thereto (the “Stock Purchase Contract Agent”), (viii) stock purchase units (“Stock Purchase Units”), which will be issued pursuant to one or more stock purchase unit agreements (each, a “Stock Purchase Unit Agreement”) between the Company and the stock purchase unit agent party thereto (the “Stock Purchase Unit Agent”), and (ix) such indeterminate amount of Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”). The Depositary Shares, the Stock Purchase Contracts and the Stock Purchase Units and the applicable Indeterminate Securities are collectively referred to herein as the “Additional Offered Securities.” Each of the Deposit Agreement, the Depositary Shares, the Stock Purchase Contract Agreement, the Stock Purchase Contracts, the Stock Purchase Unit Agreement and the Stock Purchase Units will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act and relates solely to the Additional Offered Securities. The Senior Debt Securities, Preferred Stock, Common Stock, Warrants and applicable Indeterminate Securities were the subject of an opinion dated February 16, 2006, filed as Exhibit 5.1 to the Registration Statement. The Junior Subordinated Debt Securities and applicable Indeterminate Securities were the subject of an opinion dated February 6, 2007, filed as Exhibit 5.2 to the Registration Statement.

I or attorneys under my supervision (with whom I have consulted) have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including (i) the form of the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the By-Laws of the Company, as currently in effect; (iv) the Indentures, and (iv) certain resolutions adopted to date by the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Additional Offered Securities.

In our examination, I or attorneys under my supervision (with whom I have consulted), have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have assumed that the Deposit Agreement, the Stock Purchase Contract Agreement and the Stock Purchase Unit Agreement and, if applicable, any Depositary Shares, Stock Purchase Contracts and Stock Purchase Units, will be (i) duly authorized, executed and delivered by each of the parties thereto (other than the

Company), (ii) a legal, valid and binding obligation of each of the parties thereto (other than the Company), enforceable against such parties in accordance with their respective terms, and (iii) will be governed by and construed in accordance with the law of the State of New York. I have also assumed that any Depositary Shares, Stock Purchase Contracts and Stock Purchase Units that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of, the Depositary, Stock Purchase Contract Agent and Stock Purchase Unit Agent, respectively, if and as applicable.

I am a member of the Bar in the State of New York and I do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, to the extent referred to specifically herein. The Additional Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon and subject to the foregoing, I am of the opinion that:

1. Each Deposit Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. When (i) the applicable Deposit Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Depositary Shares to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Depositary Shares have been duly authorized by all necessary action (corporate or otherwise), and (iv) receipts representing such Depositary Shares have been duly executed by the Company and duly executed and countersigned by the Depositary in accordance with the terms of such Deposit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Depositary Shares will be validly issued.

3. Each Stock Purchase Contract Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. When (i) the applicable Stock Purchase Contract Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Stock Purchase Contracts to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Stock Purchase Contracts have been duly authorized by all necessary action (corporate or otherwise), and (iv) the certificates representing such Stock Purchase Contracts have been duly executed by the Company and duly executed by the Stock Purchase Contract Agent in accordance with the terms of such Stock Purchase Contract Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Each Stock Purchase Unit Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. When (i) the applicable Stock Purchase Unit Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Stock Purchase Units to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Stock Purchase Units have been duly authorized by all necessary action (corporate or otherwise) and (iv) the certificates representing such Stock Purchase Units have been duly executed by the Company and duly executed by the Stock Purchase Unit Agent in accordance with the terms of such Stock Purchase Unit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Stock Purchase Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (iii) public policy considerations which may limit the rights of the parties to obtain further remedies.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to Post-Effective Amendment No. 2 to the Registration Statement. I also consent to the reference to me under the heading “Legal Opinions” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Secretary and Assistant General Counsel

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